UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2016, Seventy Seven Energy Inc. (the “Company”) approved a form of indemnification agreement to be entered into between the Company and each of the directors of the Company. The indemnification agreements provide, to the fullest extent possible under law, indemnification against all losses pertaining to certain actions taken by them, or failures to act, while serving as director. Pursuant to these agreements, if a director makes a claim of indemnification to the Company, a majority of the disinterested directors, a committee of disinterested directors designated by a majority vote of the disinterested directors or independent legal counsel selected by the disinterested directors must review the relevant facts and make a determination whether the director has met the standards of conduct that would permit under Delaware law the Company to indemnify the director.

The description of the form of indemnification agreement in this report is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

The Company emerged from Chapter 11 on April 1, 2016 pursuant to a Joint-Prepackaged Plan of Reorganization (as amended and supplemented, the “Plan of Reorganization”), which was confirmed on July 14, 2016 by the United States Bankruptcy Court. Pursuant to the Plan of Reorganization, on September 23, 2016, Karl Blanchard, Cary Baetz, James Minmier and William Stanger each entered into an employment agreement (the “Non-CEO Employment Agreements”) and Jerry Winchester entered an employment agreement (the “CEO Employment Agreement” and together with the Non-CEO Employment Agreements, the “Employment Agreements”) with the Company effective as of September 23, 2016. The Employment Agreements will continue until the third anniversary of the effective date, unless such employment is terminated earlier pursuant to the Employment Agreement and, if the employment is not terminated and no notice of termination of employment has been provided, the term of the Employment Agreements will automatically extend for successive one-year periods. These Employment Agreements supersede any employment agreements the individuals had with the Company prior to the emergence from Chapter 11. The Employment Agreements provide, subject to certain limitations set forth therein, for the employee to receive a base salary, to be eligible to receive annual equity awards under and annual bonus and other benefits as are customarily provided to similarly situated executives of the Company.

Pursuant to all Employment Agreements, if the employee is terminated without cause or terminates employment for good reason, he will receive (i) an amount equal to two times base salary plus two times the greater of annual bonus received in the preceding year or the target bonus for the current year, payable in substantially equal monthly installments beginning on the sixtieth (60th) day following the termination date and continuing through the end of the twelve (12)-month period beginning on the termination date; (ii) immediate vesting of any unvested supplemental matching contributions pursuant to the Company’s deferred compensation plan; (iii) outplacement services in an amount not to exceed $25,000 for six months after termination; and (iv) subsidized COBRA benefits for up to 18 months following termination.

Pursuant to all Employment Agreements, if the employee is terminated due to death or disability then the initial equity to be granted to the employee in September 2016 and any unvested supplemental matching contributions pursuant to the Company’s deferred compensation plan will become fully vested. Additionally in the termination is due to disability, the employee will also receive an amount equal to two times base salary, payable in substantially equal monthly installments beginning on the sixtieth (60th) day following the termination date and continuing through the end of the twelve (12)-month period beginning on the termination date.

Pursuant to the CEO Employment Agreement, if the employee’s employment is terminated during the during the six -month period prior to the effective date of a change in control or the 24-month period following the effective date of a change in control (i) by the employee for good reason or (ii) by the Company without cause, he will receive (i) an amount equal to 2.99 times base salary plus 2.99 times the greater of annual bonus received in the preceding year or the target bonus for the current year, payable in substantially equal monthly installments beginning on the sixtieth (60th) day following the termination date and continuing through the end of the twelve (12)-month period beginning on the termination date; (ii) immediate vesting of any unvested supplemental matching contributions pursuant to the Company’s deferred compensation plan; and (iii) subsidized COBRA benefits for up to 18 months following termination.

Pursuant to all Employment Agreements, for a period of twenty-four months following the employee’s separation from the Company, he may not be employed by or provide services to a company competitor nor solicit any of the Company’s clients, customers, suppliers or employees.

The description of the Employment Agreements in this report is qualified in its entirety by reference to the full text of the Employment Agreements, which is filed as Exhibit 10.2 through Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

2016 Omnibus Incentive Plan

In accordance with the Plan of Reorganization, on September 20, 2016 (the “Effective Date”), the Company adopted the Seventy Seven Energy Inc. 2016 Omnibus Incentive Plan (the “Incentive Plan”). The Plan will assist the Company in attracting, retaining and engaging highly qualified employees, directors and consultants and to align their financial interests with the financial interests of the Company’s stockholders. The selection of participants in the Incentive Plan, the awards granted to those participants, and the vesting and other terms of the awards granted will be determined by the Nominating, Governance and Compensation Committee of the Board (the “Compensation Committee”). The Incentive Plan provides for the following types of awards:

•	Options;

•	Stock Appreciation Rights (“SARs”);

•	Restricted Stock;

•	Restricted Stock Units;

•	Performance Unit Awards;

•	Cash Awards;

•	Other Stock Awards; and

•	Dividend equivalents.

The aggregate number of shares of common stock, $0.01 par value per share, reserved for issuance pursuant to the Incentive Plan is 2,200,000. The Incentive Plan expires on, and no new awards may be granted after, the tenth anniversary of the Effective Date, unless earlier terminated by the Company’s board of directors. Capitalized terms used but not defined in this section shall have the meanings given to them in the Incentive Plan.

The Incentive Plan provides the following limits on the number of shares and dollar values that may be awarded to a participant:

•	No employee may be granted during any calendar year awards consisting of options or SARs that are exercisable for more than 1,000,000 shares of common stock;

•	No employee may be granted during any calendar year Qualified Performance Awards that are Stock Awards covering or relating to more than 1,000,000 shares of common stock;

•	No employee may be granted during any calendar year Qualified Performance Awards that are (1) cash awards or (2) restricted stock unit awards or performance unit awards that may be settled solely in cash having a value determined on the grant date in excess of $7,500,000; and

•	No director may be granted during any calendar year awards having a value determined on the grant date when added to all cash compensation paid to the director during the same calendar year in excess of $1,000,000.

The Incentive Plan contemplates that any award granted under the plan may provide for the earlier termination of restrictions and acceleration of vesting in the event of a “Change in Control” (as defined in the Incentive Plan), , as may be described in the particular award.

The description of the Incentive Plan in this report is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

10.2	Employment Agreement entered into between the Seventy Seven Energy Inc. and Karl Blanchard as of September 23, 2016.

10.3	Employment Agreement entered into between the Seventy Seven Energy Inc. and Cary Baetz as of September 23, 2016.

10.4	Employment Agreement entered into between the Seventy Seven Energy Inc. and James Minmier as of September 23, 2016.

10.5	Employment Agreement entered into between the Seventy Seven Energy Inc. and William Stanger as of September 23, 2016.

10.6	Employment Agreement entered into between the Seventy Seven Energy Inc. and Jerry Winchester as of September 23, 2016.

10.7	Seventy Seven Energy Inc. 2016 Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 23, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

10.2	Employment Agreement entered into between the Seventy Seven Energy Inc. and Karl Blanchard as of September 23, 2016.

10.3	Employment Agreement entered into between the Seventy Seven Energy Inc. and Cary Baetz as of September 23, 2016.

10.4	Employment Agreement entered into between the Seventy Seven Energy Inc. and James Minmier as of September 23, 2016.

10.5	Employment Agreement entered into between the Seventy Seven Energy Inc. and William Stanger as of September 23, 2016.

10.6	Employment Agreement entered into between the Seventy Seven Energy Inc. and Jerry Winchester as of September 23, 2016.

10.7	Seventy Seven Energy Inc. 2016 Omnibus Incentive Plan.